Exhibit 10.1

SECOND AMENDMENT AND WAIVER, dated as of May 22, 2008 (this “Amendment and Waiver”), to the Credit Agreement, dated of August 15, 2007 (as amended, restated, modified or otherwise supplemented, from time to time, the “Credit Agreement”), among ALLOY, INC., a Delaware corporation (“Borrower”), the Lenders party thereto and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

RECITALS

WHEREAS, the Borrower has requested and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment and Waiver, to amend and waive certain provisions of the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1. Amendments.

(a) The definition of the terms “Disposition” or “Dispose” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person not in the ordinary course of such Person’s business and other than on an arm’s length basis, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

(b) Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Permit extraordinary charges, including the write-off of intangibles, restructure charges or impairment of goodwill, of the Borrower and its Subsidiaries on a consolidated basis, to exceed $5,000,000, with respect to cash charges, or $10,000,000, with respect to non-cash charges, during any rolling twelve (12) month period, provided that, for purposes of calculating extraordinary charges for the fiscal quarters ending April 30, 2008, July 31, 2008 and October 31, 2008, there shall be excluded from such calculation the non-cash charges that were accrued by the Borrower during the fiscal year ended January 31, 2008.”

(c) Schedule 2.01 of the Credit Agreement is here amended and replaced with Schedule 2.01 attached hereto. Exhibit C-l of the Credit Agreement is here amended and replaced with Exhibit C-l attached hereto

2. Waivers.

(a) The Administrative Agent and the Lenders hereby waive compliance with Section 7.11 of the Credit Agreement in order to permit extraordinary charges of the Borrower and its Subsidiaries on a consolidated basis, to exceed $5,000,000, with respect to cash charges, or $10,000,000, with respect to non-cash charges, for the fiscal year ended January 31, 2008, provided that such charges were non-cash and did not exceed $72,000,000, in the aggregate during such fiscal year.

(b) The Administrative Agent and the Lenders hereby waive compliance with Section 7.05 of the Credit Agreement in order to permit the Borrower and its Subsidiaries to consummate all non-complying Dispositions which have occurred prior to the date hereof.

3. Increase in Lender’s Commitment. Pursuant to and in accordance with Section 2.01(b) of the Credit Agreement, the Borrower has requested, and the Lender agrees, to increase the Lenders’ Commitment for Committed Loans to an aggregate amount equal to $25,000,000.

4. Conditions of Effectiveness. This Amendment and Waiver shall become effective as of the date hereof, upon receipt by the Administrative Agent of (a) this Amendment and Waiver, duly executed by the Borrower, the Guarantors and the Lenders and (b) an amended and restated Committed Loan Note, substantially in the form attached hereto as Exhibit C-l.

5. Conforming Amendments. The Credit Agreement, the Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment and Waiver. Except as so amended and waived hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

6. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:

(a) After giving effect to this Amendment and Waiver, (i) each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on and as of the date of this Amendment and Waiver except to the extent such representations or warranties relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof or shall result from after giving effect to this Amendment and Waiver.

(b) The Borrower has the power to execute, deliver and perform this Amendment and Waiver and each of the other agreements, instruments and documents to be executed by it in connection with this Amendment and Waiver. No registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of this Amendment and Waiver and the other agreements, instruments and documents executed in connection with this Amendment and Waiver by the Borrower, other than registration, consents and approvals received prior to the date hereof and disclosed to the Lenders and which are in full force and effect.

(c) The execution, delivery and performance by the Borrower of this Amendment and Waiver and each of the other agreements, instruments, and documents to be executed by it in connection with this Amendment and Waiver, and the execution and delivery by each of the Guarantors of the Consent to this Amendment and Waiver, (i) have been duly authorized by all requisite corporate and limited liability company action, (ii) will not violate (A) any provision of law applicable to the Borrower or any Guarantor, any rule or regulation of any Governmental Authority applicable to the Borrower or any Guarantor or (B) the certificate of incorporation, by-laws, or other organizational documents, as applicable, of the Borrower or of any Guarantor or (C) any order of any court or other Governmental Authority binding on the Borrower or any Guarantor or any indenture, agreement or other instrument to which the Borrower or any Guarantor is a party, or by which the Borrower or any Guarantor or any of their respective properties are bound, and (iii) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of the Borrower or any Guarantor other than as contemplated by the Credit Agreement, except for any such violation, conflict, breach or default or Lien provided in clauses (ii)(A), (ii)(B) or (ii)(C) which could not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) This Amendment and Waiver and each of the other agreements, instruments and documents executed in connection with this Amendment and Waiver to which the Borrower or the Guarantors are a party have been duly executed and delivered by the Borrower and each Guarantor, as the case may be, and constitutes a legal, valid and binding obligation of the Borrower and each Guarantor enforceable, as the case may be, in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

7. Miscellaneous.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

The amendment and waivers herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of Credit Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Credit Agreement.

This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment and Waiver.

THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

8. Reaffirmation.

The Borrower hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Amendment and Waiver, (i) all terms and provisions contained in the Collateral Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Administrative Agent for the benefit of the Lenders as security for the Borrower’s obligations under the Notes, the Credit Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Waiver; (b) reaffirms and ratifies all the representations and covenants contained in each Collateral Document; and (c) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under any Security Document.

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have signed and delivered this Amendment and Waiver as of the date first written above.

ALLOY, INC.

By:	/s/ Joseph D. Frehe
Name:	Joseph D. Frehe
Title:	CFO

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Martha Novak
Name:	Martha Novak
Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Martha Novak
Name:	Martha Novak
Title:	Senior Vice President

CONSENT

The undersigned, not parties to the Credit Agreement but as Guarantors under the Continuing and Unconditional Guaranty dated as of August 15, 2007, each hereby (a) accept and agree to the terms of the foregoing Amendment and Waiver, (b) acknowledges and confirms that all terms and provisions contained in the Loan Documents to which it is a party are, and shall remain, in full force and effect in accordance with their respective terms and (c) the liens, if any, heretofore granted, pledged and/or assigned to the Administrative Agent as security for the Obligations shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment.

TRIPLE REWARDS, LLC		INSITE ADVERTISING, INC.

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

DX COMPANY, INC.		CANAL PARK, LLC

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

SCONEX, LLC		MPM HOLDING, INC.

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

ARMED FORCES COMMUNICATIONS, INC.		ALLOY MARKETING AND PROMOTIONS, LLC

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

ALLOY MEDIA, LLC		THE STAFFING AUTHORITY, LLC

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

ON CAMPUS MARKETING, LLC		CARE PACKAGES, LLC

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

COLLEGIATE CARPETS, LLC		CHANNEL ONE LLC

By:	/s/ Gina DiGioia	By:	/s/ Gina DiGioia
Title:	Secretary	Title:	Secretary

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Committed Loan Commitment	Applicable Percentage
Bank of America, N.A.	$25,000,000	100.0000000%
Total	$25,000,000	100.000000000%

EXHIBIT C-1

FORM OF AMENDED AND RESTATED COMMITTED LOAN NOTE

$25,000,000	May , 2008

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to Bank of America, N.A. or registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Committed Loan from time to time made by the Lender to Borrower under that certain Credit Agreement, dated as of August 15, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Committed Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE AMENDS AND RESTATES IN ITS ENTIRETY THE COMMITTED LOAN NOTE IN THE PRINCIPAL AMOUNT OF $15,000,000, FROM THE BORROWER IN FAVOR OF THE LENDER DATED AUGUST 15, 2007 (THE “ORIGINAL NOTE”). IN ADDITION TO EVIDENCING THE OUTSTANDING INDEBTEDNESS FORMERLY EVIDENCED BY THE ORIGINAL NOTE, THIS NOTE SHALL EVIDENCE ANY ACCRUED AND UNPAID INTEREST ON THE ORIGINAL NOTE. THE EXECUTION AND DELIVERY OF THIS NOTE SHALL NOT BE CONSTRUED TO HAVE CONSTITUTED A REPAYMENT OF ANY PRINCIPAL OF, OR INTEREST ON, THE ORIGINAL NOTE.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ALLOY, INC.

By:
Name:
Title:

COMMITTED LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By